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                                                                    EXHIBIT 99.1


Contact:   W. Douglas Benn
           Chief Financial Officer
           (770) 399-9595

              RARE HOSPITALITY INTERNATIONAL EXPECTS FOURTH QUARTER
                    EARNINGS TO EXCEED ANALYST EXPECTATIONS

ATLANTA (January 23, 2001) -- Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE Hospitality International, Inc. (Nasdaq NM: RARE), today announced that the Company expects to report fourth quarter diluted earnings per share in the range of $0.32 to $0.33, exceeding the consensus analyst estimate of $0.29 per diluted share and an increase of approximately 40% over the $0.23 per diluted share earned in the fourth quarter of 1999. For the 53-week year ended December 31, 2000, the Company expects to report diluted earnings per share in the range of $1.22 to $1.23, before nonrecurring item relating to the settlement of a previously disclosed legal dispute, an increase of approximately 47% over the $0.83 per diluted share earned in 1999 (a 52-week year), before cumulative effect of change in accounting principle. Prior-period results have been adjusted to reflect a three-for-two stock split effected in September 2000. The Company expects to report its final results for the fourth quarter and full year at 7:00 a.m. Eastern time on February 20, 2001.

         Mr. Hickey remarked, "RARE Hospitality's results reflect strong growth in same store sales, a moderate pace of new restaurant development and continued improvement in operating efficiencies. For the fourth quarter, LongHorn Steakhouse produced a 6.3% increase in same-store sales, which is the 12th consecutive quarterly increase in same store sales. The Capital Grille achieved a 7.6% increase in same-store sales, its 17th consecutive quarterly increase, and the Bugaboo Creek concept reported a 2.7% same store sales increase, its 6th consecutive quarterly gain.

         "We continued to expand our company-owned restaurant base at a consistent pace in 2000 ending the year with a total of 168 restaurants, up from 149 at the end of 1999. During the year, we opened 17 new LongHorn Steakhouse restaurants bringing the total number of LongHorn Steakhouses in operation at year-end to 135. We added one new The Capital Grille for a total of 12 at year end and one Bugaboo Creek for a total of 19 at year end for that concept.

         "The outlook for 2001 remains positive. We intend to continue to implement our proven expansion strategies while maintaining our focus on growing guest loyalties through superior execution."

         Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this


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press release are based upon information available to RARE on the date of this release. All forward-looking statements involve risks and uncertainties that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements, such as:
RARE's ability to open the anticipated number of new restaurants on time and within budget; RARE's ability to continue to increase same-store sales at anticipated rates; a recession or other negative effect on business dining patterns, or some other negative effect on the economy in general; unexpected increases in cost of sales or other expenses; and the impact of any negative publicity or public attitudes related to the consumption of beef. Other risks and uncertainties include fluctuations in quarterly operating results, seasonality, guest trends, competition and risks associated with the development and management of new restaurant sites. More information about factors that potentially may affect RARE's results, performance or development is included in RARE's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 26, 1999, and RARE's press releases and other communications.

         RARE Hospitality International, Inc. currently owns, operates and franchises 173 restaurants, including 140 LongHorn Steakhouses located primarily in the southeastern and mid-western United States, 19 Bugaboo Creek restaurants located primarily in the northeastern United States and 12 The Capital Grille restaurants located across the country.

                                    -- End --